UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2007
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(214) 623-8446

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review
The Audit Committee and management of Home Solutions of America, Inc. (the “Company”) have concluded that due to the effects of reporting errors described below, they believe the Company’s previously issued financial statements for the first two quarters of 2007 should not be relied upon.
On December 7, 2007, the Audit Committee of the Company received a letter from KMJ Corbin & Company LLP (“KMJ Corbin”), the Company’s independent registered public accounting firm, stating that they have concluded that the Company’s previously issued quarterly consolidated financial statements for the periods ended March 31, 2007 and June 30, 2007, included in the Company’s quarterly reports on Form 10-Q for such periods, should no longer be relied upon.
Specifically, in the letter and in subsequent conversations with Company management, KMJ Corbin noted that:
•	In connection with a consulting agreement between the Company and RG America, Inc., entered into on March 20, 2007, the Company incorrectly recorded certain accounts receivable, costs in excess of billings and accounts payable upon execution of the consulting agreement with a corresponding recognition of revenues; and

•	In connection with contracts with related parties, the Company incorrectly accrued construction costs prior to such costs being incurred. Such cost accruals improperly accelerated revenue recognition on the related contracts; and
The Audit Committee has discussed the matters raised by KMJ Corbin with representatives of that firm.
The Company intends to file restated financial statements for the periods ended March 31, 2007 and June 30, 2007 in future filings with the Securities and Exchange Commission. The Company is evaluating the effects of these matters on its internal control over financial reporting and disclosure controls and procedures.
As required by Item 4.02(c) of Form 8-K, the Company has provided a copy of this report on Form 8-K to KMJ Corbin, and has requested KMJ Corbin to furnish the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether KMJ Corbin agrees with the statements made by the Company herein and, if not, stating those matters in which it does not agree. A copy of this letter is included as Exhibit 99.1 to this Form 8-K.
As previously announced, the Company has delayed the filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2007. The delay in filing is due to a previously announced ongoing Audit Committee investigation into related party transactions and other matters. The Company is working with the Audit Committee to complete the investigation and to file all required reports as soon as practicable.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K, including Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(D) Exhibits
99.1 Letter from KMJ Corbin & Company LLP to the SEC dated December 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
Date: December 14, 2007	By:	/s/ Jeffrey M. Mattich
		Name:	Jeffrey M. Mattich
		Title:	Chief Financial Officer

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